Exhibit 99.1

TESSCO Reports First-Quarter Fiscal 2023 Financial Results

Sales Up 7% Year Over Year to $112 Million, Sales Bookings Reach Quarterly Record $137 Million

Sales Backlog Grows to $99 Million, Up 32% Sequentially From Q4 2022

Company Reiterates Full-year Fiscal 2023 Guidance, Including 11% Revenue Growth at Mid-point of Range

HUNT VALLEY, MD, July 26, 2022—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its fiscal year 2023 first quarter, ended June 26, 2022.

First-Quarter Financial Highlights (from continuing operations)

●	First-quarter, fiscal-year 2023 revenues of $112.2 million, up 7% year over year
●	Record quarterly bookings of $137.3 million with quarterly record total backlog of $99.1 million, up from $75.2 million as of the end of Q4 fiscal 2022
●	First-quarter FY 2023 net loss of $0.5 million, compared with a loss of $2.2 million in Q1 FY 2022
●	EBITDA* of $0.3 million, compared with a loss of $1.4 million in Q1 of FY 2022; adjusted EBITDA* of $0.5 million, compared with a loss of $1.1 million in Q1 of FY 2022

*See explanation of non-GAAP information below.

“The sales momentum we established last year carried over into our new fiscal year, with record quarterly bookings and year-over-year revenue growth of 7 percent, despite global headwinds,” said Sandip Mukerjee, TESSCO’s President and Chief Executive Officer. “Our turnaround strategy has proven to be effective not only in managing our costs, but also—and more importantly—in positioning our carrier and commercial businesses for sustainable, long-term growth. Our Ventev business reported very strong revenue and bookings, and we are building the pipeline for our SaaS-based monitoring offering, which we have branded as Tessco Observer.

“Our continued strength is due to our logistics and supply-chain management expertise, our proprietary engineering and production capabilities, and the successful execution of a number of business-development initiatives. We expect this momentum to continue through our fiscal year. While we continue to face industry-wide supply-chain disruptions, bookings have remained strong, and we have a large and growing backlog that should drive revenue and EBITDA growth in fiscal 2023.  As a result, we continue to be very optimistic about our business prospects and are reaffirming our full-year guidance.”

First-Quarter Financial Results

Due to the sale of TESSCO’s retail inventory and other related assets in the third quarter of fiscal year 2021, and the Company’s corresponding retail business exit, the Company’s Consolidated Financial Statements present earnings both from continuing and discontinued operations. The financial tables and financial results discussed in this press release relate only to continuing operations.

	First Quarter FY 2023	First Quarter FY 2022
Revenue	$112.2M	$105.0M
Net loss	($0.5M)	($2.2M)
Loss per share	($0.06)	($0.25)
Adjusted EBITDA[1]	$0.5M	($1.1M)

1 Adjusted EBITDA is a Non-GAAP financial measure. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Revenue by Segment

Year over Year Q1 FY 2023 vs. Q1 FY 2022
Carrier	2.3%
Commercial	10.5%
Total	6.9%

Sales Backlog

	Carrier	Commercial	Total
Q1 FY23	$45M	$54M	$99M
Q4 FY22	$32M	$43M	$75M
Q3 FY22	$33M	$35M	$68M
Q2 FY22	$30M	$25M	$55M
Q1 FY22	$25M	$22M	$47M

For the fiscal 2023 first quarter, revenues totaled $112.2 million, compared with $105.0 million for the first quarter of fiscal 2022, as a result of successful business-development initiatives and growth in each of the Company’s business segments. Both segments continued to be affected by industry-wide disruptions in the global supply chain which delayed receipt of some inventory from vendors and limited the Company’s ability to ship product to customers.

Gross profit was $22.4 million for the first quarter of fiscal 2023, compared with $19.7 million for the same quarter of fiscal 2022. Gross margin was 19.9% of revenue for the first quarter of fiscal 2023, compared with 18.8% in the first quarter of the previous fiscal year. The year-over-year increase in gross margin was in part a result of increased margins in both segments due to changes in customer and product mix, including larger revenue growth in the higher-margin Commercial segment.

First-quarter selling, general and administrative (SG&A) expenses increased 4.5% from the prior-year quarter to $22.6 million, primarily as a result of increased variable expenses associated with the 7% increase in revenues. Due to continued strong expense management, SG&A expenses as a percent of revenue were 20.2% in the first quarter, down from 20.6% in the prior-year quarter.

First-quarter, fiscal-2023 net loss was $0.5 million compared with a net loss of $2.2 million in the first quarter of fiscal 2022.

Adjusted EBITDA and adjusted EBITDA per diluted share were $0.5 million and $0.06, respectively, for the first quarter of fiscal 2023. This compares with adjusted EBITDA and adjusted EBITDA per diluted share of a loss of $1.1 million and a loss of $0.12, respectively, for the first quarter of fiscal 2022.

As of June 26, 2022, the outstanding balance under the Company’s $80 million line of credit was approximately $41.7 million, and the Company maintained a balance of $3.0 million in cash and cash equivalents.

Business Outlook

Tessco’s Business Outlook for full-year fiscal 2023 remains unchanged and is summarized below, compared to fiscal 2022 actual results (all amounts related to continuing operations only):

	FY 2023 Guidance	FY 2022 Actuals
Revenue	$450.0M - $475.0M	$417.5M
Net loss	($5.0M) – ($2.1M)	($3.3M)
Adjusted EBITDA[1]	$4.0M - $7.0M	$0.3M

1 Adjusted EBITDA is a non-GAAP financial measure; please see the discussion of non-GAAP information below and the reconciliation of non-GAAP to GAAP results included as an exhibit to this press release.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. The Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

First Quarter 2023 Conference Call

Management will host a conference call to discuss these results Wednesday, July 27 at 8:30 a.m. ET. To participate in the conference call, please dial 888-210-2975 (domestic call-in) or 646-960-0497 (international call-in). The conference ID is 4111132.

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

*Non-GAAP Information

EBITDA, Adjusted EBITDA, EBITDA per diluted share and Adjusted EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement, which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for (benefit from) income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by TESSCO’s diluted weighted average shares outstanding.  Adjusted EBITDA is EBITDA as defined above, but also adds stock-based compensation and goodwill impairments.

Management believes these EBITDA measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of actual Non-GAAP to GAAP results is included as an exhibit to this release.

A reconciliation of Non-GAAP to GAAP measures pertaining to the Business Outlook is as follows:

Low High

Net loss per business outlook$(5.0M)$(2.1M)

Add: provision for income taxes   0.2M    0.3M

Add: depreciation   6.3M    6.3M

Add: interest   1.5M    1.5M

Add: stock compensation   1.0M    1.0M

Adjusted EBITDA per Business Outlook $4.0M  $7.0M

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies products to the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange

Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 27, 2022, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of any new or continued activism activities by activist investors; termination or non-renewal of limited duration agreements or arrangements with our suppliers, which are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers, suppliers or other relationships, or reduction of customer business or product availability; loss of customers or suppliers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; deterioration in the strength of our customers' or suppliers' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our suppliers or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; our inability to maintain or upgrade our technology or telecommunication systems without undue cost, incident or delay; system security or data protection breaches and exposure to cyber-attacks, and the cost associated with ongoing efforts to maintain cyber-security measures and to meet applicable compliance standards; damage or destruction of our distribution or other facilities; prolonged or otherwise unusual quality or performance control problems; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence or devaluation and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our suppliers and customers; our inability to access capital and obtain or retain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; changes in political and regulatory conditions, including tax and trade policies; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

Contacts

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

David Calusdian
Sharon Merrill Associates, Inc.
617-542-5300
TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Loss) (Unaudited)

	Fiscal Quarters Ended
	June 26,	June 27,	March 27,
	2022	2021	2022

Revenues	$112,161,200	$104,956,100	$101,590,100
Cost of goods sold	89,797,800	85,269,900	82,655,900
Gross profit	22,363,400	19,686,200	18,934,200
Selling, general and administrative expenses	22,611,400	21,646,800	19,504,800
Operating income (loss)	(248,000)	(1,960,600)	(570,600)
Interest expense, net	259,400	213,700	373,500
Income (loss) from continuing operations before provision for (benefit from) income taxes	(507,400)	(2,174,300)	(944,100)
Provision for (benefit from) income taxes	10,000	38,500	94,900
Net income (loss) from continuing operations	$(517,400)	$(2,212,800)	$(1,039,000)
Income (loss) from discontinued operations, net of taxes	242,300	495,500	(576,600)
Net income (loss)	$(275,100)	$(1,717,300)	$(1,615,600)
Basic earnings (loss) per share
Continuing operations	$(0.06)	$(0.25)	$(0.12)
Discontinued operations	$0.03	$0.06	$(0.06)
Consolidated operations	$(0.03)	$(0.19)	$(0.18)
Diluted earnings (loss) per share
Continuing operations	$(0.06)	$(0.25)	$(0.12)
Discontinued operations	$0.03	$0.06	$(0.06)
Consolidated operations	$(0.03)	$(0.19)	$(0.18)
Basic weighted-average common shares outstanding	9,064,481	8,864,704	8,978,777
Effect of dilutive options and other equity instruments	—	—	—
Diluted weighted-average common shares outstanding	9,064,481	8,864,704	8,978,777

TESSCO Technologies Incorporated

Consolidated Balance Sheets (Unaudited)

	June 26,	March 27,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$3,005,900	$1,754,000
Trade accounts receivable, net	80,029,700	75,546,300
Product inventory, net	59,785,800	55,945,300
Income taxes receivable	529,900	4,293,400
Prepaid expenses and other current assets	4,449,900	2,961,700
Total current assets	147,801,200	140,500,700

Property and equipment, net	10,658,100	10,835,900
Intangible assets, net	33,447,700	30,595,600
Income taxes receivable, non-current	3,118,600	3,118,600
Lease asset - right of use	8,317,100	8,910,400
Other long-term assets	8,675,000	8,552,100
Total assets	$212,017,700	$202,513,300

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$71,089,000	$65,254,900
Payroll, benefits and taxes	5,471,900	5,230,500
Income and sales tax liabilities	714,900	1,188,100
Accrued expenses and other current liabilities	1,463,300	1,455,500
Lease liability, current	2,592,500	2,566,300
Current portion of long-term debt	340,900	340,300
Total current liabilities	81,672,500	76,035,600

Deferred tax liabilities	145,600	145,600
Revolving line of credit	41,675,000	36,914,600
Non-current lease liability	5,921,900	6,586,200
Long-term debt	6,036,400	6,155,000
Other non-current liabilities	737,400	753,200
Total liabilities	136,188,800	126,590,200

Shareholders’ equity:
Preferred stock	—	—
Common stock	107,100	105,900
Additional paid-in capital	69,482,900	69,166,100
Treasury stock	(266,300)	(129,200)
Retained earnings	6,505,200	6,780,300
Total shareholders’ equity	75,828,900	75,923,100
Total liabilities and shareholders’ equity	$212,017,700	$202,513,300

TESSCO Technologies Incorporated

Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) from Continuing Operations (Unaudited)

	Fiscal Quarters Ended
	June 26,	June 27,	March 27,
	2022	2021	2022

Net income (loss) from continuing operations	$(517,400)	$(2,212,800)	$(1,039,000)
Add:
Provision for (benefit from) income taxes	10,000	38,500	94,900
Interest expense, net	259,400	213,700	373,500
Depreciation and amortization	537,600	607,700	606,500
EBITDA	$289,600	$(1,352,900)	$35,900
Add:
Stock-based compensation	222,800	254,900	614,200
Adjusted EBITDA	$512,400	$(1,098,000)	$650,100

EBITDA per diluted share	$0.03	$(0.15)	$0.00
Adjusted EBITDA per diluted share	$0.06	$(0.12)	$0.07

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended
	June 26,	June 27,	March 27,	Growth Rates Compared to
	2022	2021	2022	Prior Year Period	Prior Period
Market Revenues
Carrier	$47,065	$46,020	$44,393	2.3%	6.0%
Commercial	65,096	58,936	57,197	10.5%	13.8%
Total revenues	$112,161	$104,956	$101,590	6.9%	10.4%

Market Gross Profit
Carrier	$6,265	$5,321	$4,620	17.7%	35.6%
Commercial	16,098	14,365	14,314	12.1%	12.5%
Total gross profit	$22,363	$19,686	$18,934	13.6%	18.1%
% of revenues	19.9%	18.8%	18.6%